Exhibit 99.2

SenDEC CORPORATION

Financial Statements

as of October 31, 2010 and 2009

Unaudited

SenDEC Corporation

October 31, 2010 and 2009

Financial Statements

SenDEC CORPORATION

BALANCE SHEETS

OCTOBER 31, 2010 AND JULY 31, 2010

	October 2010	July 2010

ASSETS

CURRENT ASSETS:
Cash	$68,812	$30,429
Accounts receivable, net	10,303,550	15,660,049
Inventory, net	14,746,686	21,785,678
Prepaid expenses	46,786	155,779
Deferred tax asset	383,100	383,100

Total current assets	25,548,934	38,015,035

PROPERTY AND EQUIPMENT, net	4,875,418	3,968,886

DEFERRED TAX ASSET	197,100	197,100

DEPOSITS	11,297	11,297

	$30,632,749	$42,192,318

LIABILITIES AND STOCKHOLDERS’ INVESTMENT

CURRENT LIABILITIES:
Lines-of-credit	$5,675,000	$11,975,000
Current portion of notes payable	353,334	504,685
Accounts payable and accrued expenses	7,451,209	15,366,772
Accrued income taxes	847,250	—

Total current liabilities	14,326,793	27,846,457

LONG-TERM LIABILITIES:
Notes payable, net of current portion	193,333	229,583

Total long-term liabilities	232,133	268,383

Total liabilities	14,558,926	28,114,840

DIVISION EQUITY	16,112,623	14,116,278

	$30,632,749	$42,192,318

The accompanying notes are an integral part of these statements.

SenDEC CORPORATION

STATEMENTS OF OPERATIONS

FOR THE THREE MONTHS ENDED OCTOBER 31, 2010 AND 2009

	2010	2009

NET SALES	$31,427,304	$13,810,872

COST OF SALES	27,240,153	11,897,673

Gross profit	4,187,150	1,913,199

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES:
Selling expenses	1,339,728	771,984
General & administrative expenses	552,891	459,719

Income from operations	2,294,531	681,496

OTHER INCOME (EXPENSE):
Interest expense	(99,501)	(28,267)

Total other income (expense)	(99,501)	(28,267)

Income before income taxes	2,195,030	653,229

INCOME TAXES	1,001,800	271,832

NET INCOME	$1,193,230	$381,397

The accompanying notes are an integral part of these statements.

SenDEC CORPORATION

STATEMENTS OF CASH FLOWS

FOR THE THREE MONTHS ENDED OCTOBER 31, 2010 AND 2009

	2010	2009

CASH FLOW FROM OPERATING ACTIVITIES:
Net income	$1,193,230	$381,397
Adjustments to reconcile net income to net cash flow from operating activities:
Depreciation and amortization	303,000	323,260
Changes in:
Accounts receivable	5,356,499	(2,800,302)
Inventory	7,038,991	(3,543,739)
Prepaid expenses	108,993	(232,905)
Accounts payable and accrued expenses	(7,112,448)	4,271,952
Deferred taxes	847,250	202,840

Net cash flow from operating activities	7,735,515	(1,397,497)

CASH FLOW FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(1,209,531)	(66,150)

Net cash flow from investing activities	(1,209,531)	(66,150)

CASH FLOW FROM FINANCING ACTIVITIES:
(Repayments) borrowings on line-of-credit, net	(6,300,000)	1,500,000
Repayments of notes payable	(187,601)	(234,833)
Proceeds from exercise of stock options	—	13,200

Net cash flow from financing activities	(6,487,601)	1,278,367

CHANGE IN CASH	38,383	(185,280)

CASH - beginning of period	30,429	322,590

CASH - end of period	$68,812	$137,310

The accompanying notes are an integral part of these statements.

1.	Nature of Business

SenDEC Corporation (the Company) is a world-class supplier of design engineering and contract manufacturing services.

At the date of acquisition, SenDEC’s Maintenance Meters division was spun out of SenDEC and we acquired all the outstanding shares of SenDEC. The financial information presented in these interim statements excludes the Maintenance Meters division.

Certain information and footnote disclosures required in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted. Statements are subject to possible adjustments in connection with the annual audit of the Company’s accounts. In the opinion of the Company’s management, the accompanying unaudited condensed financial statements contain all adjustments (consisting only of normal recurring adjustments), which the Company considers necessary for the fair presentation of the Company’s financial position as of October 31, 2010 and the results of its operations and cash flows for the three month periods ended October 31, 2010 and 2009. Results for the interim periods are not necessarily indicative of results that may be expected for the entire year or for any other interim periods. The unaudited condensed financial statements should be read in conjunction with the audited financial statements of the Company and the notes thereto as of and for the fiscal year ended July 31, 2010.

2.	Subsequent Events

The Company has evaluated and determined that no subsequent events occurred after the balance sheet date through the date of April 7, 2011, which is the date the financial statements were available to be issued.